UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2018

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9,  2018, Chipotle Mexican Grill, Inc. entered into retention agreements with certain employees, including Chief Financial Officer Jack Hartung and Chief Marketing and Strategy Officer Mark Crumpacker.    The retention agreements are intended to encourage the employees’ continued service to Chipotle during the pendency of a search for Chipotle’s next Chief Executive Officer, and were approved by the Compensation Committee of Chipotle’s Board of Directors.

The agreements provide for retention bonuses that are scheduled to vest and become payable on the first anniversary of the appointment of a permanent successor to Steve Ells as Chipotle’s Chief Executive Officer, subject to the employee recipient’s continuous employment with Chipotle through the vesting date and the employee recipient’s not having given Chipotle notice of the employee’s termination of employment with Chipotle (other than resignation with “good reason” as defined in the agreement) on or prior to the vesting date.  The amount of the retention bonus provided for Mr. Hartung is $1,000,000, and for Mr. Crumpacker is $600,000.  If Chipotle terminates the employee recipient’s employment for “cause” (as defined in the agreement) following the vesting date but prior to payment of the retention bonus, the retention bonus will be automatically forfeited. If, prior to the vesting date, Chipotle terminates the employee recipient’s employment without cause (and other than due to the employee’s death or disability, as defined in the agreement) or the employee recipient terminates the employee’s employment with good reason, provided the employee timely executes a general release of claims in favor of Chipotle and such release becomes irrevocable, the retention bonus will fully vest as of the date on which the release becomes effective, and be paid to the employee recipient in a cash lump-sum at the same time as the bonus would have been paid if the employee had remained actively employed with the Chipotle through the payment date.    If the employee recipient’s employment terminates for any other reason (including as a result of the employee’s death or disability, termination by Chipotle for cause, or termination by the employee without good reason), or the employee gives Chipotle notice of resignation without good reason, in either case prior to the vesting date, the employee will automatically forfeit the retention bonus.

The foregoing description of the retention agreements with Messrs. Crumpacker and Hartung does not purport to be complete and is qualified in its entirety by reference to the full text of the retention agreements attached hereto as Exhibits 10.1 and 10.2, which are incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

Exhibit Index

Exhibit 10.1	Retention Agreement, dated January 9, 2018, between Jack Hartung and Chipotle Mexican Grill, Inc.
Exhibit 10.2	Retention Agreement, dated January 9, 2018, between Mark Crumpacker and Chipotle Mexican Grill, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

January 12, 2018	By:	/s/ Jack Hartung
		Name:	Jack Hartung
		Title:	Chief Financial Officer